Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter and Year Ended December 31, 2012

WESTFIELD, Mass.--(BUSINESS WIRE)--January 30, 2013--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.6 million, or $0.07 per diluted share, for the quarter ended December 31, 2012, compared to $1.4 million, or $0.06 per diluted share, for the quarter ended September 30, 2012, and $1.5 million, or $0.06 per diluted share, for the quarter ended December 31, 2011.

For the year ended December 31, 2012, net income was $6.3 million, or $0.26 per diluted share, compared to $5.9 million, or $0.22 per diluted share, for 2011.

Selected financial highlights for the fourth quarter 2012 include:

  During the fourth quarter 2012, commercial and industrial loans increased $10.7 million to $126.1 million at December 31, 2012. In addition, commercial real estate loans increased $5.4 million to $245.8 million at December 31, 2012. The increase in both commercial and industrial loans and commercial real estate loans was primarily due to new loan originations. While in prior quarters management has used residential loan growth to supplement the loan portfolio, the long-term strategy remains focused on commercial lending.
  The Company repurchased 2,424,554 shares of its common stock pursuant to its stock repurchase programs for a total of $17.6 million, which equates to 9.6% of the outstanding shares as of September 30, 2012. The shares were repurchased at an average price of $7.25.
  Net interest and dividend income decreased $109,000 to $7.6 million for the quarter ended December 31, 2012, compared to $7.7 million for the quarter ended September 30, 2012. The decrease in the yield on earning assets was greater than the decrease in the cost of funds due to the low rate environment.
  The Bank prepaid repurchase agreements in the amount $28.0 million and incurred a prepayment expense of $1.0 million. The repurchase agreements had a weighted average cost of 3.06% and the prepayment will decrease the cost of funds which will help increase the net interest margin. The repurchase agreements were paid off during the last week of December 2012 and therefore had minimal impact to the cost of funds in the fourth quarter 2012.
  There was no provision for loan losses for the fourth quarter 2012, compared to $218,000 for the third quarter 2012. There was net loan growth during the fourth quarter; however, an overall positive change in the risk profile of the loan portfolio offset the need for a provision.

Income Statement Discussion and Analysis

Net interest and dividend income decreased $109,000 to $7.6 million for the quarter ended December 31, 2012, compared to $7.7 million for the quarter ended September 30, 2012. The net interest margin decreased 5 basis points from the third quarter 2012. This resulted from a decrease of 9 basis points in the yield on average interest-earning assets partially offset by a decrease of 5 basis points in the cost of interest-bearing liabilities and an increase in average interest-earning assets of $6.4 million.

Net interest and dividend income increased $50,000 to $7.6 million for the three months ended December 31, 2012, as compared to $7.5 million for the same period in 2011. The increase in income was primarily the result of a $70.5 million increase in average interest-earning assets, driven by increases in both loans and securities.

For the year ended December 31, 2012, net interest and dividend income decreased $97,000 to $30.4 million, compared to $30.5 million for 2011. The net interest margin, on a tax-equivalent basis, was 2.53% and 2.67% for the year ended December 31, 2012 and 2011, respectively. The decrease in the net interest margin was due to the yield on average interest-earning assets decreasing 35 basis points, partially offset by a decrease of 26 basis points in the cost of interest-bearing liabilities, both occurring as a result of the low interest rate environment.

Noninterest income increased $173,000 for the fourth quarter 2012 compared to the third quarter 2012 primarily due to $156,000 in income from a commercial loan transaction and an increase of $98,000 in fee income from the third-party mortgage company. This increase in fee income was due to management’s decision to refer low-rate residential loans to the third-party mortgage company.

Net gains on sales of securities were $1.1 million for the fourth quarter 2012. Management sold mortgage-backed securities that were expected to prepay rapidly and decrease the expected yield. The Bank also prepaid repurchase agreements in the amount of $28.0 million and incurred a prepayment expense of $1.0 million. The repurchase agreements had a weighted average cost of 3.06% and the prepayment will decrease the cost of funds which will help increase the net interest margin. The repurchase agreements were paid off during the last week of December 2012 and therefore had minimal impact to the cost of funds in the fourth quarter 2012.

Noninterest expense decreased $52,000 to $6.7 million for the fourth quarter 2012, compared to $6.8 million for the third quarter 2012. Salaries and benefits decreased $250,000 to $3.9 million in the fourth quarter primarily due to the completion of vesting of certain stock-based compensation. This was partially offset by an increase of $178,000 in other real estate owned (“OREO”) expense primarily due to the write down of an OREO property.

Noninterest expense increased $1.2 million to $27.2 million for the year ended December 31, 2012, compared to $26.0 million for 2011. Salaries and benefits increased $973,000 to $16.5 million for the year ended December 31, 2012, which was due to normal increases in salaries and benefits and the hiring of new personnel, particularly in the commercial lending and compliance divisions.

Balance Sheet Growth

Total assets were stable at $1.3 billion at December 31, 2012, compared to September 30, 2012. Securities decreased $28.6 million to $635.8 million at December 31, 2012, from $664.4 million at September 30, 2012. This was due to using cash flow from securities along with securities sales to fund loan growth and share repurchases. Total assets increased $38.2 million from December 31, 2011.

During the fourth quarter 2012, commercial and industrial loans increased $10.7 million to $126.1 million at December 31, 2012. In addition, commercial real estate loans increased $5.4 million to $245.8 million at December 31, 2012. The increase in both commercial and industrial loans and commercial real estate loans was primarily due to new loan originations. This was offset by a decrease of $4.1 million residential real estate loans, which were $219.7 million at December 31, 2012. This decrease was due to management’s decision to refer low-rate residential loans to the third-party mortgage company.

Total deposits decreased $1.0 million to $753.4 million at December 31, 2012, compared to $754.4 million at September 30, 2012. For the year ended December 31, 2012, total deposits increased $20.4 million. Short-term borrowings and long-term debt increased $10.3 million to $348.8 million at December 31, 2012, compared to $338.5 million at September 30, 2012. The increase was due to the increase in borrowings from the Federal Home Loan Bank of Boston, partially offset by the prepayment of repurchase agreements in the amount of $28.0 million.

Shareholders’ equity was $189.2 million and $211.7 million, which represented 14.5% and 16.1% of total assets at December 31, 2012, and September 30, 2012, respectively. The decrease in shareholders’ equity during the quarter reflects the repurchase of 2.4 million shares of our common stock at a cost of $17.6 million pursuant to the Company’s stock repurchase programs, the payment of regular and special dividends amounting to $3.7 million and a decrease in other comprehensive income of $2.8 million, due to the change in market value of securities. This was partially offset by net income of $1.6 million for the quarter ended December 31, 2012.

On August 28, 2012, the Board of Directors authorized a stock repurchase program under which the Company was authorized to purchase up to 1,278,560 shares, or 5% of its outstanding common stock. The stock repurchase program was completed during the fourth quarter of 2012. On December 6, 2012, the Board of Directors authorized a new stock repurchase program under which the Company may purchase up to 2,427,000 shares, or 10% of its outstanding common stock. There were 1,006,662 shares remaining to be purchased under the repurchase program as of December 31, 2012.

Credit Quality

The allowance for loan losses was $7.8 million at December 31, 2012, and $8.2 million at September 30, 2012, representing 1.31% and 1.40% of total loans, respectively. This represents 259% and 282% of nonperforming loans at December 31, 2012, and September 30, 2012, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
	(In thousands)

Balance, beginning of period	$8,176	$8,065	$7,087
Provision	-	218	677
Charge-offs	(399)	(123)	(7)
Recoveries	17	16	7
Balance, end of period	$7,794	$8,176	$7,764

During the fourth quarter 2012, nonperforming loans increased $111,000 to $3.0 million, representing 0.51% of total loans at December 31, 2012. Loans delinquent 30 – 89 days were $1.2 million at December 31, 2012, and $1.6 million September 30, 2012. There are no loans 90 or more days past due and still accruing interest.

Declaration of Regular Dividend

James C. Hagan, Chief Executive Officer stated, “On January 29, 2013, the Board of Directors approved the declaration of a regular cash dividend of $0.06 per share payable on February 20, 2013, to all shareholders of record on February 6, 2013.”

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operates through 12 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011

INTEREST AND DIVIDEND INCOME:
Loans	$6,369	$6,476	$6,381	$25,603	$25,318
Securities	4,228	4,353	4,530	17,399	19,624
Other investments - at cost	23	23	15	94	62
Short-term investments	6	1	-	8	1
Total interest and dividend income	10,626	10,853	10,926	43,104	45,005

INTEREST EXPENSE:
Deposits	1,478	1,505	1,699	6,142	7,589
Long-term debt	1,534	1,618	1,659	6,406	6,731
Short-term borrowings	20	27	24	115	147
Total interest expense	3,032	3,150	3,382	12,663	14,467

Net interest and dividend income	7,594	7,703	7,544	30,441	30,538

PROVISION FOR LOAN LOSSES	-	218	677	698	1,206

Net interest and dividend income after provision for loan losses	7,594	7,485	6,867	29,743	29,332

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	-	-	-	-	(603)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	-	-	-	-	501
Net other-than-temporary impairment losses recognized in income	-	-	-	-	(102)
Service charges and fees	933	617	509	2,581	1,973
Income from bank-owned life insurance	387	390	395	1,519	1,546
Loss on prepayment of borrowings	(1,017)	-	-	(1,017)	-
Gain on sales of securities, net	1,051	174	206	2,907	414
Loss on sale of other real estate owned	-	-	-	-	(25)
Total noninterest income	1,354	1,181	1,110	5,990	3,806

NONINTEREST EXPENSE:
Salaries and employees benefits	3,938	4,188	3,847	16,530	15,557
Occupancy	703	663	645	2,775	2,671
Data processing	511	544	480	2,106	1,917
Professional fees	470	432	508	1,872	2,033
OREO expense	189	11	18	237	70
FDIC insurance	161	152	128	611	683
Other	774	808	720	3,092	3,027
Total noninterest expense	6,746	6,798	6,346	27,223	25,958

INCOME BEFORE INCOME TAXES	2,202	1,868	1,631	8,510	7,180

INCOME TAX PROVISION	648	481	102	2,256	1,306
NET INCOME	$1,554	$1,387	$1,529	$6,254	$5,874

Basic earnings per share	$0.07	$0.06	$0.06	$0.26	$0.22

Weighted average shares outstanding	23,041,733	24,391,585	26,106,911	24,501,951	26,482,064

Diluted earnings per share	$0.07	$0.06	$0.06	$0.26	$0.22

Weighted average diluted shares outstanding	23,041,733	24,393,109	26,190,326	24,519,515	26,589,510

Other Data:

Return on average assets (1)	0.47%	0.42%	0.48%	0.48%	0.47%

Return on average equity (1)	3.09%	2.61%	2.71%	2.97%	2.65%

(1) Three month results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	December 31,	September 30,	December 31,
	2012	2012	2011
Cash and cash equivalents	$11,761	$11,653	$21,105
Securities available for sale, at fair value	621,507	650,400	617,537
Federal Home Loan Bank of Boston and other restricted stock - at cost	14,269	14,045	12,438

Loans	594,918	582,732	554,156
Allowance for loan losses	7,794	8,176	7,764
Net loans	587,124	574,556	546,392

Bank-owned life insurance	46,222	45,835	44,040
Other real estate owned	964	1,130	1,130
Other assets	19,615	19,408	20,622

TOTAL ASSETS	$1,301,462	$1,317,027	$1,263,264

Total deposits	$753,413	$754,408	$732,958
Short-term borrowings	69,934	41,352	52,985
Long-term debt	278,861	297,166	247,320
Securities pending settlement	-	352	363
Other liabilities	10,067	12,092	10,650

TOTAL LIABILITIES	1,112,275	1,105,370	1,044,276

TOTAL SHAREHOLDERS' EQUITY	189,187	211,657	218,988

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,301,462	$1,317,027	$1,263,264

Book value per share	$8.28	$8.37	$8.14

Other Data:

30- 89 day delinquent loans	$1,162	$1,577	$1,848

Nonperforming loans	3,009	2,898	2,933

Nonperforming loans as a percentage of total loans	0.51%	0.50%	0.53%

Nonperforming assets as a percentage of total assets	0.31%	0.31%	0.32%

Allowance for loan losses as a percentage of nonperforming loans	259.02%	282.13%	264.71%

Allowance for loan losses as a percentage of total loans	1.31%	1.40%	1.40%

The following tables sets forth the information relating to our average balance at, and net interest income for, the three months ended December 31, 2012 and September 30, 2012, along with the three months and year ended December 31, 2012 and 2011, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	December 31, 2012			September 30, 2012
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$585,026	$6,408	4.38%	$585,612	$6,517	4.45%
Securities(2)	642,554	4,396	2.74	643,701	4,521	2.81
Other investments - at cost	15,929	23	0.58	15,920	23	0.58
Short-term investments(3)	13,330	6	0.19	5,220	1	0.08
Total interest-earning assets	1,256,839	10,833	3.45	1,250,453	11,062	3.54
Total noninterest-earning assets	62,744			66,183

Total assets	$1,319,583			$1,316,636

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$56,089	46	0.33	$58,845	54	0.37
Savings accounts	92,432	38	0.16	93,831	39	0.17
Money market accounts	177,358	189	0.43	176,729	197	0.45
Time certificates of deposit	323,952	1,205	1.49	316,612	1,215	1.54
Total interest-bearing deposits	649,831	1,478		646,017	1,505
Short-term borrowings and long-term debt	345,033	1,554	1.80	343,696	1,645	1.91
Interest-bearing liabilities	994,864	3,032	1.22	989,713	3,150	1.27
Noninterest-bearing deposits	112,139			104,402
Other noninterest-bearing liabilities	12,732			11,075
Total noninterest-bearing liabilities	124,871			115,477

Total liabilities	1,119,735			1,105,190
Total equity	199,848			211,446
Total liabilities and equity	$1,319,583			$1,316,636
Less: Tax-equivalent adjustment(2)		(207)			(209)
Net interest and dividend income		$7,594			$7,703
Net interest rate spread(4)			2.23%			2.27%
Net interest margin(5)			2.47%			2.52%
Average interest-earning
assets to average interest-bearing liabilities			126.33			126.35

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Three Months Ended December 31,
	2012			2011
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$585,026	$6,408	4.38%	$544,577	$6,422	4.72%
Securities(2)	642,554	4,396	2.74	618,421	4,719	3.05
Other investments - at cost	15,929	23	0.58	14,123	15	0.42
Short-term investments(3)	13,330	6	0.19	9,242	-	0.00
Total interest-earning assets	1,256,839	10,833	3.45	1,186,363	11,156	3.76
Total noninterest-earning assets	62,744			66,687

Total assets	$1,319,583			$1,253,050

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$56,089	46	0.33	$76,874	132	0.69
Savings accounts	92,432	38	0.16	99,805	88	0.35
Money market accounts	177,358	189	0.43	128,095	190	0.59
Time certificates of deposit	323,952	1,205	1.49	319,382	1,289	1.61
Total interest-bearing deposits	649,831	1,478		624,156	1,699
Short-term borrowings and long-term debt	345,033	1,554	1.80	295,868	1,683	2.28
Interest-bearing liabilities	994,864	3,032	1.22	920,024	3,382	1.47
Noninterest-bearing deposits	112,139			98,789
Other noninterest-bearing liabilities	12,732			10,526
Total noninterest-bearing liabilities	124,871			109,315

Total liabilities	1,119,735			1,029,339
Total equity	199,848			223,711
Total liabilities and equity	$1,319,583			$1,253,050
Less: Tax-equivalent adjustment(2)		(207)			(230)
Net interest and dividend income		$7,594			$7,544
Net interest rate spread(4)			2.23%			2.29%
Net interest margin(5)			2.47%			2.60%
Average interest-earning
assets to average interest-bearing liabilities			126.33			128.95

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

	Year Ended December 31,
	2012			2011
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$ 573,642	$ 25,762	4.49%	$ 536,084	$ 25,485	4.75%
Securities(2)	638,467	18,110	2.84	619,704	20,376	3.29
Other investments - at cost	15,287	94	0.61	14,034	61	0.43
Short-term investments(3)	11,074	8	0.07	7,503	1	0.01
Total interest-earning assets	1,238,470	43,974	3.55	1,177,325	45,923	3.90
Total noninterest-earning assets	64,629			70,133

Total assets	$ 1,303,099			$ 1,247,458

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$ 61,277	266	0.43	$ 85,094	762	0.90
Savings accounts	95,129	186	0.20	104,112	515	0.49
Money market accounts	170,171	807	0.47	99,319	619	0.62
Time certificates of deposit	318,000	4,883	1.54	332,327	5,693	1.71
Total interest-bearing deposits	644,577	6,142		620,852	7,589
Short-term borrowings and long-term debt	332,129	6,521	1.96	303,909	6,878	2.26
Interest-bearing liabilities	976,706	12,663	1.30	924,761	14,467	1.56
Noninterest-bearing deposits	104,454			91,024
Other noninterest-bearing liabilities	11,179			9,754
Total noninterest-bearing liabilities	115,633			100,778

Total liabilities	1,092,339			1,025,539
Total equity	210,760			221,919
Total liabilities and equity	$ 1,303,099			$ 1,247,458
Less: Tax-equivalent adjustment(2)		(870)			(918)
Net interest and dividend income		$ 30,441			$ 30,538
Net interest rate spread(4)			2.24%			2.34%
Net interest margin(5)			2.53%			2.67%
Average interest-earning
assets to average interest-bearing liabilities			126.80			127.30

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, President & CEO
Leo R. Sagan, Jr., CFO
413-568-1911